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                           Form of Pricing Supplement

                                           REGISTRATION STATEMENT NO. 333-104858
                                                FILED PURSUANT TO RULE 424(b)(2)

PRICING SUPPLEMENT NO. _2__ DATED November 05, 2003
(TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 2, 2003
AND PROSPECTUS DATED JULY 11, 2003)

                               DELUXE CORPORATION
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Wachovia Capital Markets, LLC


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
Principal Amount:            $25,000,000               Optional Conversion:               N/A
                             ------------------                                           ------------------

Price To Public:             100%                      Optional Repayment Date:           N/A
                             ------------------                                           ------------------

Underwriting Discount:       .10%
                             ------------------

Percentage To Issuer:        99.90%                    Business Day Jurisdiction:         London & New York
                             ------------------                                           -----------------

Settlement Date              November 06, 2003         Initial Redemption Percentage:     N/A
(Original Issue Date):       ------------------                                           ------------------

Specified Currency:          USD                       Initial Redemption Date:           N/A
                             ------------------                                           ------------------

Authorized Denomination:     $1,000 and integral       Annual Redemption
                             multiples thereof         Percentage Reduction:              N/A
                                                                                          ------------------

                                                       Optional Extension of Maturity:    N/A
                                                                                          ------------------

Maturity Date:               November 04, 2005         Form of Note:                      Book Entry (Global Note)
                                                                                          ------------------------

Interest Category:           Floating Rate
                             ------------------

Interest Rate:               1.22%
                             ------------------

Interest Rate Basis:         3 month LIBOR plus .05%
                             -----------------------

Maximum/Minimum
   Interest Rate:            N/A                       Initial Interest Reset Date:       February 06, 2004
                             ------------------                                           ------------------
                                                       Interest Reset Date(s):            Quarterly on the 6th, beginning
                                                                                          -------------------------------
                                                                                          February 06, 2004
                                                                                          -----------------

Spread to Index:             .05% over LIBOR
                             ------------------

Interest Payment Date:       Quarterly on the 6th,
                             beginning                 Specify the applicable terms       N/A
                             February 06, 2004         if Note is indexed, renewable,     ------------------
                             ---------------------     dual currency, amortizing, or
                                                       OID, if applicable:

Interest Determination Date: Two Business-Days         Day Count:                         Act/360
                             Prior to Interest                                            ------------------
                             Reset Date                CUSIP:                             24801XAB4
                             ------------------                                           ------------------

First Interest Payment Date: February 06, 2004
                             -----------------

Settlement:                  November 06, 2003
                             -----------------
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